United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 20, 2026

Date of Report (Date of earliest event reported)

FG Imperii Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43056	98-1884449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 791 6817

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	FGII	The Nasdaq Stock Market LLC
Warrants	FGII.W	The Nasdaq Stock Market LLC
Units	FGII.U	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission by FG Imperii Acquisition Corp. (the “Company”) on January 26, 2026 (the “Form 8-K”), is being filed for the sole purpose of correcting a typo of the aggregate amount placed in the trust account upon closing of the Company’s initial public offering (including the partial exercise of the over-allotment option) and the concurrent private placement, which should be $227,500,000 instead of $227,362,500. No other changes have been made to the Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2026, FG Imperii Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”), which consisted of 20,000,000 units (the “Units”). On January 22, 2026, the underwriters exercised their over-allotment option to purchase an additional 2,750,000 Units. The over-allotment option closing occurred on January 23, 2026. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $227,500,000. Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), of the Company, and one-half of one redeemable warrant (each, a “Warrant”) of the Company, with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share.

Simultaneously with the closing of the IPO, pursuant to the Private Placement Units Purchase Agreement, the Company completed (i) the private placement of an aggregate of 275,000 units (the “Private Placement Units”) to the Sponsorat $10.00 per Unit, each Unit consisting of one Class A Ordinary Share and one-half of one redeemable Warrant, each whole Warrant exercisable to purchase one Class A Ordinary Share of the Company, and (ii) the private placement of an aggregate of 1,000,000 warrants (“OTM Warrants” and, together with the Private Placement Units, the “Private Placement Securities”) at a price of $0.10 per warrant, each exercisable to purchase one share of Class A common stock at $15.00 per share, for an aggregate purchase price of $100,000.

The OTM Warrants are identical to the Warrants sold in the IPO, except that the OTM Warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the Sponsor, or its permitted transferees. The Private Placement Units are identical to the Units sold in the IPO, except that the Private Units are subject to transfer restrictions. The Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Placement Securities.

The Private Placement Securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

A total of $227,500,000, comprised of the proceeds from the IPO and the sale of the Private Placement Securities (which amount includes $7,962,500 of the underwriter’s deferred discount), was placed in a U.S.-based trust account maintained by Odyssey Transfer and Trust Company, acting as trustee.

An audited balance sheet as of January 20, 2026 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Securities has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Audited Balance Sheet as of January 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2026

FG IMPERII ACQUISITION CORP.

By:	/s/ Hassan R. Baqar
Name:	Hassan R. Baqar
Title:	Chief Financial Officer